Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

703-848-8600

MicroStrategy Wins Patent Lawsuit Against Business Objects

Court Affirms Ruling that MicroStrategy’s “Much More Sophisticated” Products

Do Not Infringe Business Objects’ “Semantic Layer” Patent

McLean, Va., September 14, 2006 — MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced that it has won an appellate court decision affirming the dismissal of the sole remaining claim in a lawsuit brought by Business Objects, S.A. (NASDAQ: BOBJ) in October 2001 alleging that MicroStrategy infringed United States Patent No. 5,555,403, entitled “Relational Database Access System Using Semantically Dynamic Objects” (“the ‘403 patent”) owned by Business Objects.

In a unanimous opinion issued September 13, 2006, the United States Court of Appeals for the Federal Circuit affirmed a 2005 summary judgment ruling of a federal district court in San Francisco that found that MicroStrategy’s products use a “much more sophisticated approach to generating queries” than the invention claimed by Business Objects, and that the consequence of this greater sophistication is that MicroStrategy’s products have “greater and improved functionality” and generate “faster and more efficient queries” than Business Objects’ system. The Federal Circuit affirmed the district court’s holding that MicroStrategy’s products do not infringe the ‘403 patent as a result of these “numerous,” “important,” and “substantial” differences, and affirmed the district court’s dismissal of Business Objects’ lawsuit, which sought injunctive relief and damages in excess of $100 million, with prejudice. The Federal Circuit is located in Washington, D.C., and is the appellate court that hears all patent cases in the United States.

“This is a great victory for MicroStrategy and its customers, employees, and shareholders,” said Jonathan F. Klein, MicroStrategy’s Vice President, Law & General Counsel. “We have invested many millions of dollars to develop and deliver the industry’s most advanced and scalable business intelligence solutions. The Federal Circuit’s ruling confirms the substantial differences between MicroStrategy’s enterprise-class technology and the basic ideas embodied in Business Objects’ products and ‘403 patent filed more than a decade ago,” continued Klein.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its plans for pursuing future legal claims against Business Objects, and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: changes the Company’s evaluation of the likelihood of success on various claims, the legal costs necessary to pursue such claims and the potential magnitude of any recovery of damages relating to such claims; general economic conditions; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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